UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 20, 2012

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 8 – Other Events

Item 8.01 Other Events.

On March 20, 2012, Visualant, Inc. (the “Company”), an industry-leading provider of color-based identification and diagnostic solutions, announced that it had received its third patent on its Spectral Pattern Matching (“SPM”) technology. This recognition of the technology further validates Visualant’s vision to introduce more efficient security and authentication methods into the marketplace.

As both government and industry grapple with the challenge of finding new ways of protecting consumer assets, currencies, chemical products and even civil liberties, Visualant’s technology brings in a new angle to the security spectrum, adding an authentication layer that goes beyond the human eye capabilities and would have been impossible to imagine when the microscope was invented.

The Visualant technology was developed in conjunction with renowned research scientists, Drs. Tom Furness and Brian Schowengerdt. They have forged a unique proprietary approach to mapping color at the photon level and using that mapping as a basis for authentication and diagnostics. In conjunction with the stellar work being done in the lab, the company continues to pursue an aggressive patent strategy to protect its unique intellectual property.

Drs. Furness and Schowengerdt and their laboratory development team brought a generation of experience to the Visualant SPM development process. Dr. Furness is known in many circles as the “Father of Virtual Reality.” Dr. Schowengerdt is an internationally renowned leader in the field of color perception.

The patent issued by the United States Office of Patents and Trademarks is US Patent No. 8,076,630 and is entitled “System and Method of Evaluating an Object Using Electromagnetic Energy.”

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated March 22, 2012 related to a third patent award for the SPM technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

March 22, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated March 22, 2012 related to a third patent award for the SPM technology.